Exhibit 1.01

Tennant Company

Conflict Minerals Report

For the Year Ended December 31, 2021

1.	Introduction

This report for the year ended December 31, 2021 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the 3TG and whether they fund armed conflict.

a.	Company Overview

This report has been prepared by management of Tennant Company, a Minnesota corporation (herein referred to as “Tennant,” the “Company,” “we,” “us” or “our”). The information includes the activities of all subsidiaries that are required to be consolidated.

The Company offers products and solutions consisting of mechanized cleaning equipment, detergent-free and other sustainable cleaning technologies, aftermarket parts and consumables, equipment maintenance and repair service, and business solutions such as financing, rental and leasing programs, and machine-to-machine asset management solutions.

The Company's products are used in many types of environments including retail establishments, distribution centers, factories and warehouses, public venues such as arenas and stadiums, office buildings, schools and universities, hospitals and clinics, parking lots and streets, and more. The Company markets its offerings under the following brands: Tennant®, Nobles®, Alfa Uma Empresa Tennant™, IRIS®, VLX™, IPC brands, Gaomei and Rongen brands as well as private-label brands. The Company's customers include contract cleaners to whom organizations outsource facilities maintenance, as well as businesses that perform facilities maintenance themselves. The Company reaches these customers through the industry's largest direct sales and service organization and through a strong and well-supported network of authorized distributors worldwide.

Because of our size, the complexity of our products, and the dynamic depth and breadth of our supply chain, it is difficult to identify companies upstream from our direct suppliers. Accordingly, we participate in several industry-wide initiatives, as described below.

In accordance with The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”) and the Rule, this report is available on our website https://investors.tennantco.com/overview/default.aspx under SEC Filings.

b.	Conflict Minerals Policy

We have a Conflict Minerals Policy located in the PRODUCT SAFETY AND COMPLIANCE section of our public website https://www.tennantco.com/en_us/about-us/sustainability/product-safety-and-compliance.html under RESPONSIBLE SOURCING AND TRANSPARENCY.

2.	Due Diligence

Tennant has designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. The program aligns with the five steps for due diligence that are described by the OECD Guidance and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.

Due diligence requires Tennant’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot fully be owned by us. However, through continued outreach and process validation, this aligns with industry standards and market expectations for downstream companies’ due diligence.

a.	Establish Strong Company Management Systems
i.	Internal Compliance Team/Third Party Service Provider

Tennant has established a management system for 3TG. Our management system includes an Oversight Committee sponsored by the General Counsel, as well as management-level representatives. This group meets as needed to gauge progress, approve extraordinary spending and to coordinate communication to the Audit Committee of our Board of Directors (as applicable). Additionally, a Core Team consisting of subject matter experts, as required, meets to execute our Conflict Minerals Program. The Core Team is led by the Product Regulatory Department, which is part of the Legal Department.

Tennant also uses a third-party service provider, Assent (“Assent”, “Provider”), to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps that the Company undertakes with suppliers in regards to conflict minerals. Tennant leverages Assent’s Managed Services in order to work with dedicated program specialists who support Tennant’s Conflict Minerals Program.

Tennant communicates regularly with the Assent team to receive updates on program status. Each member of Assent’s Customer Success team is trained in conflict minerals compliance, the Conflict Minerals Reporting Template (“CMRT”) and conflict minerals reporting, as well as Section 1502 of the Dodd-Frank Act.

ii.	Control Systems

We initiated a Conflict Minerals Task Force in the Twin Cities (Minneapolis-St. Paul) for aligning our approach and establishing best practices with other reputable firms in scope of Section 1502 of the Dodd-Frank Act. This group consisted of 17 companies at its peak and met actively from 2013-2017.

Additionally, we are a member of the Responsible Minerals Initiative and, as a result, we have up-to-date information and access to developments in industry-wide initiatives.

Controls also include, but are not limited to, our Supplier Core Expectations, which outline expected behaviors for our supply chain partners, and our Corporate Sustainability Report, which establishes our position on several key metrics in this area.

iii.	Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have updated language in our contracts with suppliers such that the conflict minerals disclosure is an up-front expectation of our suppliers.

iv.	Grievance Mechanism

We have internal reporting options, and a third-party administered Ethics Hotline whereby employees, suppliers, and other stakeholders can report alleged violations of our policies. Anonymous reporting is available, where allowed by law.

Violations or grievances at the industry level can be reported to the Responsible Minerals Initiative (“RMI”) directly as well. This can be done at http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

v.	Maintain Records

Tennant has a document retention schedule, and the records generated because of the Conflict Minerals Program will adhere to applicable standards.

vi.	Reasonable Country of Origin (“RCOI”) Inquiry

To determine whether necessary 3TGs in products originated in covered countries, Tennant utilized our Provider’s Managed Services and software-as-a-service (“SaaS”) platform, the Assent Compliance Manager (“ACM”), that enables users to complete and track supplier communications. To collect data on the materials’ sources of origin procured by the supply chain, Tennant utilized the CMRT version 6.10 to conduct a survey of all in-scope suppliers.

During the supplier survey, Tennant contacted suppliers via the ACM which allows the suppliers to upload completed CMRTs directly to the platform for validation, assessment, and management. Training and education were provided to guide suppliers on best practices and the use of this template. The ACM also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations performed, are managed through this platform.

All submitted forms are accepted and classified as valid or invalid so that data is retained. Suppliers are contacted regarding invalid forms and are encouraged to submit a valid form. Suppliers are also provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and via our Provider’s multilingual direct engagement team. Since some suppliers may remain unresponsive to feedback, Tennant tracks program gaps to account for future improvement opportunities. As of May 2, 2022, there were 13 invalid supplier submissions that could not be corrected. Based on the findings through the RCOI process, Tennant was able to determine the countries of origin for a large portion of the 3TGs in its products.

vii.	Supply Chain

Tennant has significant supply bases in the Americas, Europe and Asia Pacific. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers.

b.	Identify and Assess Risk in the Supply Chain

Risks associated with supplier CMRT content are identified automatically in the ACM based on criteria established for supplier responses. These risks are addressed by contacting the supplier, gathering pertinent data and performing an assessment of the supplier’s conflict minerals status.

Risks at the supplier level may include non-responsive suppliers, incomplete CMRTs, or CMRTs that are submitted at the company level. In those cases where a company-level CMRT is submitted, Tennant is unable to determine if all the specified smelters and refiners were used for 3TGs in the products supplied to the Company.

Additionally, some suppliers indicated that they received information regarding their supply chains from fewer than 75% of their suppliers and, therefore, they could not provide a comprehensive list of all smelters or refiners in their supply chains.

Risks were identified by assessing the due diligence practices and status of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. These were compared to the list of smelters and refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TGs processing facility that was operational during the 2021 calendar year.

Via the ACM, we determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). Tennant does not have a direct relationship with smelters and refiners, and does not perform direct audits of these entities within their pre-supply chain. Smelters that have completed an RMAP audit are considered to be DRC-conflict free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, follow-ups are made to suppliers reporting those facilities. Smelters are then assessed for the potential for sourcing risk. Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Numerous factors were used to determine the level of risk that each smelter poses to the supply chain by identifying red flags. These factors include:

●	Geographic proximity to the DRC and covered countries;
●	Known mineral source country of origin;
●	RMAP audit status;
●	Credible evidence of unethical or conflict sourcing; and
●	Peer assessments conducted by credible third-party sources.

Risk mitigation activities are initiated whenever a supplier’s CMRT reported facilities of concern. Through our Provider, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing that supplier to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to Tennant. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain. In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.

Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.

c.	Design and Implement a Strategy to Respond to Risk

Together with Assent, Tennant developed processes to assess and respond to the risks identified in the supply chain. Tennant has a risk management plan, through which the conflict minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and Tennant’s expectations.

Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. Tennant engages suppliers believed to be supplying 3TGs from sources that may support conflict in the countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD Guidance. Assent also communicates directly with smelters that have not yet been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program. Tennant is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

In cases where suppliers have continuously been non-responsive or are not committed to corrective action plans, Tennant will assess if replacing that supplier is feasible. The results of the program and risk assessment are shared with Tennant’s Core Team and Oversight Committee to ensure transparency within the Company.

d.	Carry Out Independent Third-Party Audit of Supply Chain Due Diligences at Identified Points in the Supply Chain

Tennant does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within our supply chain. As described above, we participate in, or have direct visibility to the several industry-wide initiatives to disclose upstream companies in the supply chain.

We rely on third-party audits of smelters and refiners conducted as part of the RMAP. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the program. Through Tennant’s membership with the RMI, smelters or refiners have been encouraged to participate in the RMAP.

e.	Report on Supply Chain Due Diligence

We prepared this Conflict Minerals Report as Exhibit 1.01 to our Form SD.

i.	Due Diligence Results
1.	Supply Chain Outreach Results

Supply chain outreach is required to identify the upstream sources of origin of 3TGs. Following the industry standard process, CMRTs are sent to and requested from Tier 1 suppliers, who are expected to follow this process until the smelter and refiner sources are identified. The following is the result of the outreach conducted by Tennant for the 2021 reporting year.

2.	Upstream Data Transparency

All smelters and refiners listed by suppliers in completed CMRTs, which appear on the RMI-maintained smelters list, are attached in Appendix A. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern exactly in which company’s product lines the materials may end up. As a result, those providing the smelters and refiners have the practice to list all smelters and refiners they may purchase from within the reporting period. Therefore, the smelters or refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters or refiners which actually processed the 3TGs contained in the Tennant’s products.

Although the potential for over-reporting is understood, Tennant has taken measures to validate these sources of origin against validated audit programs intended to verify the material types and mine sources of origin for these smelters and refiners.

ii.	Countries of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TGs, based on information provided through the CMRT data collection process, from direct smelter outreach and the RMAP. As mentioned in the above section, it is understood that many responses may provide more data than can be directly linked to products sold by Tennant, therefore, Appendix B may contain more countries than those from which Tennant’s products are being sourced.

APPENDIX A: SMELTER LIST

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tungsten	A.L.M.T. Corp.	CID000004	Conformant
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Outreach Required
Tungsten	Kennametal Huntsville	CID000105	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	Caridad	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Metaux S.A.	CID000189	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Outreach Required
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Gold	Chimet S.p.A.	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Gold	Chugai Mining	CID000264	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Outreach Required
Tin	Alpha	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	In Communication
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Dowa	CID000401	Conformant
Tin	Dowa	CID000402	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tin	Fenix Metals	CID000468	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Non Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Outreach Required
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Conformant
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Outreach Required
Gold	LT Metal Ltd.	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Outreach Required
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Japan Mint	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	CID000929	Non Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Non Conformant
Gold	Kazakhmys Smelting LLC	CID000956	In Communication
Gold	Kazzinc	CID000957	Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Non Conformant
Gold	L'azurde Company For Jewelry	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Outreach Required
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tantalum	LSM Brasil S.A.	CID001076	Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Outreach Required
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tin	Minsur	CID001182	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Gold	Moscow Special Alloys Processing Plant	CID001204	Non Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Non Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
Gold	PAMP S.A.	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Non Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
Tin	PT Bukit Timah	CID001428	Active
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Timah Tbk Kundur	CID001477	Conformant
Tin	PT Timah Tbk Mentok	CID001482	Conformant
Tin	PT Timah Nusantara	CID001486	Active
Tin	PT Tinindo Inter Nusa	CID001490	Conformant
Gold	PX Precinox S.A.	CID001498	Conformant
Tantalum	QuantumClean	CID001508	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Gold	Sabin Metal Corp.	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	CID001555	Conformant
Gold	Samwon Metals Corp.	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Non Conformant
Tin	Soft Metais Ltda.	CID001758	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	Super Dragon Technology Co., Ltd.	CID001810	Outreach Required
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tin	Thaisarco	CID001898	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Outreach Required
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Outreach Required
Gold	Torecom	CID001955	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Valcambi S.A.	CID002003	Conformant
Tin	VQB Mineral and Trading Group JSC	CID002015	Outreach Required
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
Gold	Yamakin Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CID002180	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Morris and Watson	CID002282	In Communication
Gold	SAFINA A.S.	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	CID002312	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Communication Suspended - Not Interested
Gold	Umicore Precious Metals Thailand	CID002314	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Active
Gold	Geib Refining Corporation	CID002459	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Outreach Required
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	CID002516	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Outreach Required
Tantalum	KEMET Blue Metals	CID002539	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	Conformant
Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
Tantalum	H.C. Starck Inc.	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	International Precious Metal Refiners	CID002562	In Communication
Gold	Kaloti Precious Metals	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	CID002567	Outreach Required
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Outreach Required
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	REMONDIS PMR B.V.	CID002582	Conformant
Gold	Fujairah Gold FZC	CID002584	Outreach Required
Gold	Industrial Refining Company	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	CID002588	Outreach Required
Tungsten	Niagara Refining LLC	CID002589	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	Marsam Metals	CID002606	Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
Tungsten	China Molybdenum Co., Ltd.	CID002641	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	CID002708	Non Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Conformant
Tin	Super Ligas	CID002756	Active
Gold	SAAMP	CID002761	Conformant
Gold	L'Orfebre S.A.	CID002762	Conformant
Gold	8853 S.p.A.	CID002763	Conformant
Gold	Italpreziosi	CID002765	Conformant
Tin	Metallo Belgium N.V.	CID002773	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
Tungsten	ACL Metais Eireli	CID002833	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tungsten	Moliren Ltd.	CID002845	Conformant
Gold	AU Traders and Refiners	CID002850	Non Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Active
Gold	Sai Refinery	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	CID002857	Non Conformant
Tin	Modeltech Sdn Bhd	CID002858	Non Conformant
Gold	Bangalore Refinery	CID002863	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Outreach Required
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Outreach Required
Gold	Pease & Curren	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Safimet S.p.A	CID002973	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Outreach Required
Gold	African Gold Refinery	CID003185	Outreach Required
Gold	Gold Coast Refinery	CID003186	Outreach Required
Gold	NH Recytech Company	CID003189	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	PT Bangka Serumpun	CID003205	Conformant
Tin	Pongpipat Company Limited	CID003208	Outreach Required
Gold	QG Refining, LLC	CID003324	Outreach Required
Tin	Tin Technology & Refining	CID003325	Conformant
Gold	Dijllah Gold Refinery FZC	CID003348	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Non Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	Conformant
Tin	PT Masbro Alam Stania	CID003380	Active
Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
Gold	CGR Metalloys Pvt Ltd.	CID003382	Outreach Required
Gold	Sovereign Metals	CID003383	Outreach Required
Tin	Luna Smelter, Ltd.	CID003387	Conformant
Tungsten	KGETS Co., Ltd.	CID003388	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Non Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Conformant
Tin	Precious Minerals and Smelting Limited	CID003409	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Outreach Required
Tungsten	NPP Tyazhmetprom LLC	CID003416	Active
Tungsten	GEM Co., Ltd.	CID003417	Conformant
Gold	C.I Metales Procesados Industriales SAS	CID003421	Active
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Active
Tin	PT Mitra Sukses Globalindo	CID003449	Active
Gold	Augmont Enterprises Private Limited	CID003461	Active
Gold	Kundan Care Products Ltd.	CID003463	In Communication
Tungsten	Cronimet Brasil Ltda	CID003468	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Active
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	In Communication
Gold	K.A. Rasmussen	CID003497	Outreach Required
Gold	Alexy Metals	CID003500	Active
Tin	CRM Synergies	CID003524	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Active
Gold	Sellem Industries Ltd.	CID003540	Communication Suspended - Not Interested
Gold	MD Overseas	CID003548	In Communication
Tungsten	Artek LLC	CID003553	Outreach Required
Gold	Metallix Refining Inc.	CID003557	In Communication
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
Tungsten	Fujian Xinlu Tungsten	CID003609	Conformant
Tungsten	OOO “Technolom” 2	CID003612	Active
Tungsten	OOO “Technolom” 1	CID003614	Active
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Cipta Persada Mulia	CID002696	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Active
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Outreach Required
Tin	PT Panca Mega Persada	CID001457	Outreach Required
Tin	PT Tirus Putra Mandiri	CID002478	Outreach Required
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant
Gold	WEEEREFINING	CID003615	Active
Gold	Value Trading	CID003617	In Communication
Tin	PT Tommy Utama	CID001493	In Communication

APPENDIX B: COUNTRIES OF ORIGIN

Country List
Afghanistan
Åland Islands
Albania
American Samoa
Andorra
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia (Plurinational State of)
Brazil
Bulgaria
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo
Democratic Republic of Congo
Djibouti
Dominica
Dominican Republic
Ecuador
Egypt
Eritrea
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Kazakhstan
Kenya
Korea
Kyrgyzstan
Liberia
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
Slovenia
South Africa
South Sudan
Spain
Sudan
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe